EXHIBIT 99.1

ANTARES PHARMA ANNOUNCES THE APPOINTMENT OF PETER S. GREENLEAF TO COMPANY’S BOARD OF DIRECTORS

EWING, N.J., December 13, 2018 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced the appointment of Peter S. Greenleaf to the Company’s Board of Directors.  Mr. Greenleaf has over 20 years of biopharmaceutical experience, and currently serves as the Chief Executive Officer of Cerecor Inc. (NASDAQ: CERC), a biopharmaceutical company focused on neurological and pediatric disorders.  He is also Chairman of the Board at BioDelivery Sciences (NASDAQ: BDSI), a specialty pharmaceutical company focused on pain management and addiction medicine.

Leonard S. Jacob, M.D., Ph.D., Chairman of the Board of Antares Pharma, stated, “We are pleased to announce the addition of a seasoned pharmaceutical executive to the Antares Board of Directors.  Peter Greenleaf joins Antares at an important time in our Company’s history.  We believe his experience in commercial operations and strategy functions will serve to compliment the Antares team as we prepare to launch XYOSTED and any potential future products.  We look forward to Peter’s contributions.”

“I am pleased to be joining Antares Pharma during this exciting period of time for the Company,” said Peter S. Greenleaf.  “Three new drug device combination product approvals in 2018 could significantly impact revenue growth in 2019 and beyond, resulting in a positive effect on value creation for our shareholders.  I look forward to sharing my expertise and industry experience as we work to expand our existing business.”

Previously, Mr. Greenleaf served as Chairman and CEO of Sucampo Pharmaceuticals and led the Company’s acquisition by Mallincrodt Pharmaceuticals for $1.2 billion.  Prior to joining Sucampo Pharmaceuticals, Mr. Greenleaf held senior positions spanning commercial, corporate development and strategy functions at several pharmaceutical companies.  Notably, he served as President of Medimmune LLC, the biologics arm of AstraZeneca, and President of Medimmune Ventures, a wholly owned venture capital fund within the AstraZeneca Group.  Mr. Greenleaf is currently a member of the Board of Directors of Eyetech Pharmaceuticals and was previously a member of the Board of Directors of the Biotechnology Industry Organization (BIO) serving on the Governing Boards of the Emerging Companies and Health Sectors.  He earned his M.B.A from St. Joseph’s University and a B.S. from Western Connecticut University.

About Antares Pharma

Antares Pharma, Inc. is a specialty pharmaceutical company focused on the development and commercialization of self-administered parenteral pharmaceutical products using advanced drug delivery auto injector technology.  The Company has a portfolio of proprietary and partnered commercial products with several product candidates in advanced stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals, Inc. and Pfizer Inc. (Pfizer).  Antares Pharma’s proprietary products include XYOSTED™ (testosterone enanthate) injection,

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OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the contributions of Peter S. Greenleaf and increased shareholder value; market acceptance, adequate reimbursement coverage and commercial success of XYOSTED™ and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; successful completion of the transaction with Ferring International Center, S.A.; future market acceptance and revenue from Makena® subcutaneous auto injector; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP®;  the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including projects with Teva and Pfizer; actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com